UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2026

TEXTRON INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-5480	05-0315468
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

40 Westminster Street, Providence, Rhode Island 02903

(Address of principal executive offices)

Registrant’s telephone number, including area code: (401) 421-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock – par value $0.125	TXT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

a.	The 2026 Annual Meeting of Shareholders of Textron Inc. was held on April 29, 2026.

b.	The results of the voting on the matters submitted to our shareholders are as follows:

1.	The following persons were elected to serve as directors until the next annual shareholders’ meeting and received the following votes:

	For	Against	Abstain	Broker Non-Vote
Richard F. Ambrose	147,149,295	1,469,798	1,025,556	10,686,446
Lisa M. Atherton	145,479,401	3,793,869	371,379	10,686,446
R. Kerry Clark	144,270,868	4,448,003	925,778	10,686,446
Scott C. Donnelly	145,919,776	3,238,258	486,615	10,686,446
Michael X. Garrett	146,705,205	1,895,083	1,044,361	10,686,446
Deborah Lee James	146,436,116	2,254,217	954,316	10,686,446
Thomas A. Kennedy	146,863,451	1,796,497	984,701	10,686,446
Cristina Méndez	147,323,532	1,488,348	832,769	10,686,446
Rob Mionis	147,183,572	1,511,593	949,484	10,686,446
Lionel L. Nowell III	146,907,020	1,834,061	903,568	10,686,446
Maria T. Zuber	139,534,098	9,385,957	724,594	10,686,446

2.	The appointment of Ernst & Young LLP by the Audit Committee as Textron's independent registered public accounting firm for 2026 was ratified by the following vote:

For	Against	Abstain
153,936,094	5,652,133	742,868

3.	The advisory (non-binding) resolution to approve the compensation of our named executive officers, as disclosed in our proxy statement, was approved by the following vote:

For	Against	Abstain	Broker Non-Vote
133,528,357	15,315,742	800,550	10,686,446

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON INC.
(Registrant)

By:	/s/ E. Robert Lupone
E. Robert Lupone
Executive Vice President, General Counsel and Secretary

Date: May 1, 2026